Exhibit 99.1

Tesco Corporation Reports Q2 2009 Results

For Immediate Release

Trading Symbol:

“TESO” on NASDAQ

August 5, 2009

Houston, Texas—Tesco Corporation (“TESCO” or the “Company”) today reported a net loss for the quarter ended June 30, 2009 of $3.6 million, or $0.10 per diluted share. This compares to net income of $4.4 million, or $0.12 per diluted share, for the first quarter of 2009, and net income of $12.7 million, or $0.34 per diluted share, for the second quarter of 2008. Operating income for the current quarter was negatively impacted by $1.6 million in severance costs, a $0.5 million loss on the sale of operating assets and a $1.8 million write down of scrap equipment held for sale. Without these items, the net loss would have been $1.8 million, or $0.05 per diluted share.

Revenue was $88.4 million for the quarter ended June 30, 2009, compared to revenue of $110.2 million for the first quarter of 2009 and $126.2 million for the second quarter of 2008.

Summary of Results

(in millions of U.S. $, except per share amounts)

U.S. GAAP—Unaudited

	Quarter 2		Quarter 1	Six Months Ended
	2009	2008	2009	06/30/09	06/30/08
Revenues	$88.4	$126.2	$110.2	$198.6	$255.5

Operating (Loss) Income	(7.2)	17.0	4.0	(3.2)	33.4

Net (Loss) Income	(3.6)	12.7	4.4	0.8	23.4

(Loss) Earnings per Share (diluted)	$(0.10)	$0.34	$0.12	$0.02	$0.62

Adjusted EBITDA* (as defined)	$4.2	$28.2	$15.1	$19.2	$52.3

*	See explanation of Non-GAAP measure below

Commentary

Julio Quintana, TESCO’s Chief Executive Officer, commented “The ongoing economic conditions continue to hurt our industry, particularly in North America. However, despite our loss for the quarter, our balance sheet continues to improve. During the quarter, we generated positive cash flow and again reduced our net debt outstanding. While we continue to manage our costs, we are not certain that

TESCO has seen the bottom of this market downturn. We have taken measures to offset the economic circumstances and have reduced our global headcount by nearly 30% during the last six months, with almost all reductions occurring in North America. In addition, we have reduced capital spending by 70% year over year. Longer term, we believe the fundamentals driving the growth of our global business remain intact. This should give us the ability to maintain our core strengths and weather the current downturn while sustaining free cash flow.”

Segment Information

(in millions of U.S. $)

Unaudited

	Quarter 2		Quarter 1	Six Months Ended
	2009	2008	2009	06/30/09	06/30/08
Revenues:
Top Drives:
Sales	$27.8	$36.7	$28.7	$56.5	$75.1
Aftermarket Sales and Service	11.9	16.1	15.8	27.7	31.2
Rental Services	18.1	26.8	23.6	41.7	54.4

	57.8	79.6	68.1	125.9	160.7

Tubular Services* :
Conventional	4.5	20.1	9.6	14.1	43.6
Proprietary*	23.4	18.7	27.4	50.8	37.0

	27.9	38.8	37.0	64.9	80.6

CASING DRILLINGTM *	2.7	7.8	5.1	7.8	14.2

Total Revenues	$88.4	$126.2	$110.2	$198.6	$255.5

Operating (Loss) Income:
Top Drives	$10.2	$26.4	$16.0	$26.2	$50.2
Tubular Services	(1.7)	3.5	2.7	1.0	9.6
CASING DRILLINGTM	(4.9)	(3.5)	(1.4)	(6.3)	(6.1)
Research and Engineering	(1.8)	(2.8)	(2.6)	(4.4)	(5.6)
Corporate/Other	(9.0)	(6.6)	(10.7)	(19.7)	(14.7)

Total Operating (Loss) Income	$(7.2)	$17.0	$4.0	$(3.2)	$33.4

*

Effective December 31, 2008, we began reporting our CASING DRILLINGTM operations as a distinct operating segment separate from our Tubular Services business and we have recast prior periods to be presented consistently with this reporting method.

Q2 2009 Financial and Operating Highlights

Top Drives Segment

•

Revenues from the Top Drive segment for Q2 2009 were $57.8 million, down 15% from revenues of $68.1 million in Q1 2009, primarily due to a decline in Top Drive rental activity, lower after market sales and services and fewer Top Drive units sold during the quarter. Revenues for Q2 2008 were $79.6 million.

•

Top Drive sales for Q2 2009 included 28 units (27 new and 1 from the rental fleet), compared to 32 units (31 new and 1 from the rental fleet) sold in Q1 2009 and 30 units sold in Q2 2008 (24 new and 6 from the rental fleet).

•

At June 30, 2009, Top Drive backlog was 10 units, with a total value of $10 million, versus 35 units at March 31, 2009, with a total value of $34 million. This compares to a backlog of 52 units at June 30, 2008 with a total value of $51 million.

•

Operating days for the Top Drive rental fleet decreased to 3,682 for Q2 2009 compared to 4,673 in Q1 2009 and 5,660 in Q2 2008. This decline was primarily due to a continuing decrease in rental activity, particularly in North America, directly resulting from the decline in rig count. Additionally, pricing pressures from decreased demand further reduced revenues earned during Q2.

•

Revenues from after-market sales and services for Q2 2009 were $11.9 million, down 25% from revenues of $15.8 million in Q1 2009. Along with the decrease in rig count, our customers have decreased their demand for after-market parts and maintenance and repair services.

•

Our Top Drive operating margins were 18% in Q2 2009 compared to 23% in Q1 2009 and 33% in Q2 2008. The margin decrease compared to Q1 2009 is primarily due to decreased rental activities and lower revenues in our aftermarket business. In addition, we incurred $0.5 million of severance costs during Q2 2009.

Tubular Services Segment

•

Revenues from the Tubular Services segment for Q2 2009 were $27.9 million, down 25% from revenues of $37.0 million in Q1 2009. Revenues were $38.8 million in Q2 2008. Revenues declined in both our conventional and proprietary businesses. Our conventional business is primarily conducted in North America and is directly tied to the rig count which has sharply declined over the past nine months. Our proprietary business declined due to a slightly lower number of projects completed during Q2 2009, particularly in North America and Latin America. We performed a total of 538 proprietary casing running jobs in Q2 2009 compared to 562 in Q1 2009 and 443 in Q2 2008. We remain focused on converting the market to running casing with our proprietary CDSTM technology.

•

Operating Loss in the Tubular Services segment for Q2 2009 was $1.7 million, compared to income of $2.7 million in Q1 2009 and income of $3.5 million in Q2 2008. Operating results for Q2 2009 were unfavorably impacted by lower activity and pricing pressure in North America, a $1.8 million write down of scrap equipment held for sale and $0.2 million in severance costs.

CASING DRILLINGTM Segment

•

CASING DRILLINGTM revenue in Q2 2009 was $2.7 million compared to $5.1 million in Q1 2009 and $7.8 million in Q2 2008. This decrease was primarily due to lower service revenues and accessories sales in North America.

•

Operating Loss in our CASING DRILLINGTM segment for Q2 2009 was $4.9 million, compared to $1.4 million in Q1 2009 and $3.5 million in Q2 2008, primarily due to the decreased revenues described above, a $0.5 million loss on the sale of operating assets, a $0.6 million provision for bad debts and $0.1 million in severance costs incurred during Q2 2009.

Other Segments and Expenses

•

Corporate costs for Q2 2009 were $9.0 million, compared to $10.7 million for Q1 2009 and $6.6 million in Q2 2008. The decrease from Q1 was primarily due to a $2.2 million legal settlement incurred in Q1, partially offset by higher legal costs incurred during Q2 associated with patent litigation. Total Selling, General and Administrative costs in Q2 2009 were $13.2 million compared to $13.6 million in Q1 2009 and $11.0 million in Q2 2008, due to the higher legal costs noted above and higher bad debt expense, partially offset by the legal settlement recorded in Q1 2009. In addition, we incurred $0.6 million in severance costs during Q2 2009.

•

Research and Engineering costs for Q2 2009 of $1.8 million were down from $2.6 million in Q1 2009 and $2.8 million in Q2 2008, primarily due to our focus on reducing costs during the current quarter. Partially offsetting this decrease was $0.2 million in severance costs incurred in Q2 2009. We plan to continue to invest in our proprietary technologies.

•

Other Expense, excluding net interest expense, for Q2 2009 totaled $0.6 million, compared to income of $0.1 million for Q1 2009 and income of $1.3 million in Q2 2008. Other Expense for Q2 2009 included $0.4 million of loss on foreign exchange valuations, compared to a gain of $0.1 million during Q1 2009. Other Income and Expense for Q2 2008 included a gain of $1.4 million related to foreign exchange valuations.

•

Our effective tax rate for Q2 2009 was 56% compared to a benefit of 21% in Q1 2009 and 26% in Q2 2008. The increased effective tax rate was primarily due to the current period loss and the mix of earnings in jurisdictions in which we operate. In addition, Q2 2009 includes a benefit of $0.7 million related to provision to return adjustments as a result of filing our Canadian income tax returns in Q2.

Financial Condition

•

At June 30, 2009, cash and cash equivalents decreased slightly to $20.4 million from $20.6 million at December 31, 2008, while total debt decreased during the same period to $44.4 million from $49.6 million. Our net debt[1] of $24.0 million at June 30, 2009 represents a net debt to book capitalization of 6.3%[2]. Net debt was $29.0 million at December 31, 2008 and $24.6 million at March 31, 2009.

•

Total capital expenditures were $7.9 million in Q2 2009, compared to $5.2 million in Q1 2009 and $23.0 million in Q2 2008. We project our total capital expenditures for 2009 to be approximately $15 to $20 million.

Conference Call

The Company will conduct a conference call to discuss its results for the second quarter of 2009 tomorrow (Thursday, August 6, 2009) at 10:00 a.m. CDT. Individuals who wish to participate in the conference call should dial US/Canada (866) 433-0163 or International (706) 679-3976 approximately five to ten minutes prior to the scheduled start time of the call. The conference ID for this call is 20131277. The conference call and all questions and answers will be recorded and made available until September 6, 2009. To listen to the recording call (800) 642-1687 or (706) 645-9291 and enter conference ID 20131277. The conference call will be webcast live as well as for on-demand listening at the Company’s web site, www.tescocorp.com. Listeners may access the call through the “Conference Calls” link in the Investor Relations section of the site.

Tesco Corporation is a global leader in the design, manufacture and service of technology based solutions for the upstream energy industry. The Company’s strategy is to change the way people drill wells by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for and producing oil and natural gas. TESCO® is a registered trademark in the United States and Canada. TESCO CASING DRILLING® is a registered mark in the United States. CASING DRILLING® is a registered mark in Canada and CASING DRILLING™ is a trademark in the United States. Casing Drive System™, CDS™, Multiple Control Line Running System™ and MCLRS™ are trademarks in the United States and Canada.

For further information please contact:

Julio Quintana (713) 359-7000

Bob Kayl (713) 359-7000

Tesco Corporation

[1]	Net debt is calculated by subtracting cash and cash equivalents from the sum of long term debt plus the current portion of long term debt.
[2]	Net debt to book capitalization is calculated by dividing net debt by the sum of net debt plus shareholders’ equity.

Non-GAAP Measures - Adjusted EBITDA (as defined below)

(in millions of U.S. $)	Quarter 2		Quarter 1	Six Months Ended
	2009	2008	2009	06/30/09	06/30/08
Net (Loss) Income under U.S. GAAP	$(3.6)	$12.7	$4.4	$0.8	$23.4
Income Taxes	(4.6)	4.5	(0.7)	(5.4)	7.5
Depreciation and Amortization	9.0	8.3	9.3	18.3	16.0
Net Interest expense	0.4	1.1	0.5	0.9	2.2
Stock Compensation Expense- non-cash	1.2	1.6	1.6	2.8	3.2
Impairment of Assets- non-cash	1.8	—	—	1.8	—

Adjusted EBITDA	$4.2	$28.2	$15.1	$19.2	$52.3

Our management reports our financial statements in accordance with U.S. GAAP but evaluates Company performance based on non-GAAP measures, of which a primary performance measure is Adjusted EBITDA. Adjusted EBITDA consists of earnings (net income or loss) available to common stockholders before interest expense, income tax expense, non-cash stock compensation, non-cash impairments, depreciation and amortization and other non-cash items. This measure may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDA should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

We believe Adjusted EBITDA is useful to an investor in evaluating our operating performance because:

•

it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as net interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

•

it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest) and asset base (primarily depreciation and amortization) and actions that do not affect liquidity (stock compensation expense) from our operating results; and

•

it helps investors identify items that are within our operational control. Depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

Our management uses Adjusted EBITDA:

•

as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

•	as one method we use to evaluate potential acquisitions;

•	in presentations to our Board of Directors to enable them to have the same consistent measurement basis of operating performance used by management;

•	to assess compliance with financial ratios and covenants included in our credit agreements; and

•	in communications with investors, analysts, lenders, and others concerning our financial performance.

Caution Regarding Forward-Looking Information; Risk Factors

This press release contains forward-looking statements within the meaning of Canadian and United States securities laws, including the United States Private Securities Litigation Reform Act of 1995. From time to time, our public filings, press releases and other communications (such as conference calls and presentations) will contain forward-looking statements. Forward-looking information is often, but not always identified by the use of words such as “anticipate”, “believe”, “expect”, “plan”, “intend”, “forecast”, “target”, “project”, “may”, “will”, “should”, “could”, “estimate”, “predict” or similar words suggesting future outcomes or language suggesting an outlook. Forward-looking statements in this press release include, but are not limited to, statements with respect to expectations of our prospects, future revenues, earnings, activities and technical results.

Forward-looking statements and information are based on current beliefs as well as assumptions made by, and information currently available to, us concerning anticipated financial performance, business prospects, strategies and regulatory developments. Although management considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect. The forward-looking statements in this press release are made as of the date it was issued and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks that outcomes implied by forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as a number of important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations and anticipations, estimates and intentions expressed in such forward-looking statements.

These risks and uncertainties include, but are not limited to, the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of our products and services, other risks inherent in the drilling services industry (e.g. operational risks, potential delays or changes in customers’ exploration or development projects or capital expenditures, the uncertainty of estimates and projections relating to levels of rental activities, uncertainty of estimates and projections of costs and expenses, risks in conducting foreign operations, the consolidation of our customers, and intense competition in our industry), risks, including litigation, associated with our intellectual property and with the performance of our technology. These risks and uncertainties may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. When relying on our forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events.

Copies of our Canadian public filings are available at www.tescocorp.com and on SEDAR at www.sedar.com. Our U.S. public filings are available at www.sec.gov and at www.tescocorp.com.

The risks included here are not exhaustive. Refer to “Part I, Item 1A – Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008 and “Part II, Item 1A – Risk Factors” in our quarterly report on Form 10-Q to be filed for the quarter ended June 30, 2009 for further discussion regarding our exposure to risks. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such factors, nor to assess the impact such factors might have on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

TESCO CORPORATION

(Millions of U.S. Dollars, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)
REVENUE	$88.4	$126.2	$198.6	$255.5

OPERATING EXPENSES
Cost of Sales and Services	80.6	95.4	170.6	192.2
Selling, General and Administrative	13.2	11.0	26.8	24.3
Research and Engineering	1.8	2.8	4.4	5.6

	95.6	109.2	201.8	222.1

OPERATING (LOSS) INCOME	(7.2)	17.0	(3.2)	33.4
Interest Expense, net	0.4	1.1	0.9	2.2
Other (Income) Expense, net	0.6	(1.3)	0.5	0.3

(LOSS) INCOME BEFORE INCOME TAXES	(8.2)	17.2	(4.6)	30.9
Income taxes	(4.6)	4.5	(5.4)	7.5

NET (LOSS) INCOME	$(3.6)	$12.7	$0.8	$23.4

(Loss) Earnings per share:
Basic	$(0.10)	$0.34	$0.02	$0.63
Diluted	$(0.10)	$0.34	$0.02	$0.62
Weighted average number of shares:
Basic	37,565,006	37,057,557	37,540,794	36,951,722
Diluted	37,565,006	37,723,930	38,330,560	37,586,809

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Cash and Cash Equivalents	$20.4	$20.6
Accounts Receivable, net	62.7	97.7
Inventories	98.0	96.0
Other Current Assets	35.6	30.8

Current Assets	216.7	245.1
Property, Plant and Equipment, net	201.5	209.0
Goodwill	29.0	28.7
Other Assets	19.8	16.6

	$467.0	$499.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long Term Debt	$5.0	$10.2
Accounts Payable	19.1	38.9
Accrued and Other Current Liabilities	36.1	50.7

Current Liabilities	60.2	99.8
Long Term Debt	39.4	39.4
Deferred Income Taxes	7.4	8.2
Shareholders’ Equity	360.0	352.0

	$467.0	$499.4